UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2018

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Syntel, Inc. (“Syntel”) held its annual meeting of shareholders on Wednesday, June 6, 2018 (the “Meeting”). As of the record date for the Meeting, April 11, 2018, there were 82,967,354 shares of Syntel’s common stock outstanding and entitled to vote. There were 77,890,848 shares of Syntel’s common stock represented in person or by proxy at the Meeting. The final vote of the shareholders on the proposals presented at the Meeting follows:

Proposal 1: The following nominees, constituting the entirety of Syntel’s Board of Directors, were elected to serve for one year terms lasting until the next annual meeting of shareholders in 2019:

	Number of Shares
	FOR	WITHHELD	BROKER NON-VOTES
Paritosh K. Choksi	69,884,833	2,624,995	5,381,020
Bharat Desai	71,296,450	1,213,378	5,381,020
Thomas Doeke	72,214,702	295,126	5,381,020
Rakesh Khanna	72,093,003	416,825	5,381,020
Rajesh Mashruwala	72,214,637	295,191	5,381,020
Prashant Ranade	71,297,326	1,212,502	5,381,020
Vinod K. Sahney	72,369,753	140,075	5,381,020
Rex E. Schlaybaugh, Jr.	72,207,554	302,274	5,381,020
Neerja Sethi	71,184,376	1,325,452	5,381,020

Proposal 2: The compensation of the named executive officers received advisory approval:

Number of Shares
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
70,517,171	1,983,369	9,288	5,381,020

Proposal 3: The appointment of Crowe Horwath LLP as Syntel’s independent registered public accounting firm for fiscal year 2018 was ratified:

Number of Shares
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
77,681,842	204,374	4,632	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date June 7, 2018	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

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